Exhibit 99.1

ATIF Announces Change of its Nasdaq Ticker Symbol to “ZBAI”

LAKE FOREST, Calif., December 17, 2024 /GlobeNewswire/ -- ATIF Holdings Limited (NASDAQ: ATIF, the "Company" or "ATIF") announced today that the Company will be changing its ticker symbol from “ATIF” to “ZBAI”. Effective on or around Thursday, December 18, 2024, the Company’s Ordinary Shares will trade on Nasdaq under the new symbol “ZBAI”.

No action is required by existing shareholders with respect to the ticker symbol change. The Company’s Ordinary Shares will continue to be listed on Nasdaq and the CUSIP will remain unchanged.

About ATIF

ATIF Holdings Limited (NASDAQ: ATIF) is a Lake Forest-based business consulting company that specializes in providing professional IPO, M&A advisory and post-IPO compliance services to small and medium-sized companies seeking to go public on a stock exchange in the United States. The company has a proven track record in successfully delivering comprehensive U.S. IPO consulting services to clients primarily in the United States but also internationally. The mission of ATIF is to provide one-stop, comprehensive consulting services that guide clients through the complex and often challenging process of going public. ATIF recognizes the complexity and challenges associated with the process of going public, and endeavors to simplify it while ensuring optimal outcomes for its clients through its comprehensive consulting services. ATIF has been awarded the "Golden Bauhinia Award", the highest award in the financial and securities industry in Hong Kong, for "Top 10 Best Listed Companies".

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the "safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, "estimated," "projected," Words such as "expect", "anticipate", "predict", "plan", "intend", "believe", "seek", "may", "will", "should", "future", "propose" and variations of these words or similar expressions (or the opposite of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements do not guarantee future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control and may cause actual results or achievements to differ materially from those discussed in the forward-looking statements. Important factors include future financial and operating results, including revenues, income, expenses, cash balances and other financial items; Ability to manage growth and expansion; Current and future economic and political conditions; The ability to compete in industries with low barriers to entry; The ability to obtain additional financing to fund capital expenditure in the future. Ability to attract new customers and further enhance brand awareness; Ability to hire and retain qualified management and key staff; Trends and competition in the financial advisory services industry; Pandemic or epidemic disease; Except as required by law, the Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, the Company cannot assure you that such expectations will turn out to be correct, and the Company cautions you that actual results may differ materially from the expected results expressed or implied by the forward-looking statements we make. You should not interpret forward-looking statements as predictions of future events. Forward-looking statements represent only the beliefs and assumptions of our management as of the date such statements are made. The above forward-looking statements are made as of the date of this press release.

Contact Information

kenny@atifchina.com